Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112696) and Form S-8 (No. 333-102833, No. 333-46162, No. 333-100122, No. 333-119025 and No. 333-70124) of Moldflow Corporation of our report dated September 13, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 13, 2006